UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2025

MicroStrategy Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182
(Address of Principal Executive Offices)	(ZIP Code)

(703) 848-8600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On February 5, 2025, MicroStrategy Incorporated d/b/a Strategy (“Strategy”) issued 7,300,000 shares of a new class of its capital stock titled “8.00% Series A Perpetual Strike Preferred Stock” (the “perpetual strike preferred stock”) in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of perpetual strike preferred stock, Strategy filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating an aggregate of 7,300,000 shares of, and establishing the terms of, the perpetual strike preferred stock.

The perpetual strike preferred stock has a par value of $0.001 per share and a liquidation preference of $100 per share. The perpetual strike preferred stock will rank senior to Strategy’s class A common stock, $0.001 par value per share (the “Class A Common Stock”), and class B common stock, $0.001 par value per share (the “Class B Common Stock”), with respect to the payment of dividends and the distribution of assets upon Strategy’s liquidation, dissolution or winding up. If Strategy liquidates, dissolves or winds up, whether voluntarily or involuntarily, then the holders of the perpetual strike preferred stock will be entitled to receive payment for the liquidation preference of, and all accumulated and unpaid Regular Dividends (as defined below) on, their perpetual strike preferred stock out of Strategy’s assets or funds legally available for distribution to its stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, holders of the Class A Common Stock, Class B Common Stock or other junior stock. The perpetual strike preferred stock will be junior to Strategy’s existing and future indebtedness, structurally junior to the liabilities of Strategy’s subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.

The perpetual strike preferred stock will accumulate cumulative dividends (“Regular Dividends”) at a rate per annum equal to 8.00% on the liquidation preference thereof (the “Regular Dividend Rate”), and will be payable when, as and if declared by Strategy’s board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2025 (each, a “Regular Dividend Payment Date”). Declared Regular Dividends on the perpetual strike preferred stock will be payable, at Strategy’s election, in cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock. If Strategy elects to pay any portion of a declared Regular Dividend in shares of Class A Common Stock, then those shares will be valued at 95% of the daily volume-weighted average price per share of Class A Common Stock on the third trading day before the related Regular Dividend Payment Date. However, the number of shares of Class A Common Stock that Strategy will deliver as payment for any declared Regular Dividend will be limited to a maximum number equal to the total dollar amount of the declared Regular Dividend (including any portion thereof that Strategy has elected to pay in shares of Class A Common Stock) divided by the “floor price,” which initially is equal to $119.03 per share and is subject to customary anti-dilution adjustments. If the number of shares that Strategy delivers is limited as a result of this provision, then Strategy will, to the extent it is legally able to do so, declare and pay the related deficiency in cash.

If any accumulated Regular Dividend (or any portion thereof) on the perpetual strike preferred stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a business day, the next business day), then additional Regular Dividends

(“Compounded Dividends”) will accumulate on the amount of such unpaid Regular Dividend, compounded quarterly at the Regular Dividend Rate, from, and including, such Regular Dividend Payment Date to, but excluding, the date the same, including all Compounded Dividends thereon, is paid in full.

In certain cases where Strategy has not declared and paid accumulated Regular Dividends in full on the perpetual strike preferred stock, then, subject to limited exceptions, Strategy will be prohibited from declaring or paying dividends on or repurchasing any shares of Class A Common Stock, Class B Common Stock or other junior securities.

Subject to certain limitations, holders of the perpetual strike preferred stock (the “Preferred Stockholders”) will have the right to convert some or all of their shares of perpetual strike preferred stock on any business day into shares of Class A Common Stock (together, if applicable, with cash in lieu of any fractional share of Class A Common Stock) at the then-applicable conversion rate. The initial conversion rate is 0.1000 shares of Class A Common Stock per share of perpetual strike preferred stock, which represents an initial conversion price of $1,000.00 per share of Class A Common Stock, and is subject to customary anti-dilution adjustments.

Strategy will have the right, at its election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if the total aggregate liquidation preference of all perpetual strike preferred stock then outstanding is less than 25% of the aggregate liquidation preference of the perpetual strike preferred stock issued in the Offering (such a redemption, an “Optional Redemption”). The redemption price for any perpetual strike preferred stock to be redeemed pursuant to an Optional Redemption will be a cash amount equal to the liquidation preference of the perpetual strike preferred stock to be redeemed, plus accumulated and unpaid Regular Dividends to, but excluding, the redemption date.

Strategy will also have the right, at its election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if a “Tax Event” (as defined in the Certificate of Designations) occurs (such a redemption, a “Tax Redemption”). The redemption price for any perpetual strike preferred stock to be redeemed pursuant to a Tax Redemption will be a cash amount equal to (i) the greater of (1) the liquidation preference of the perpetual strike preferred stock to be redeemed; and (2) the average of the last reported sale prices per share of perpetual strike preferred stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which Strategy sends the related redemption notice, plus (ii) accumulated and unpaid Regular Dividends to, but excluding, the redemption date.

If a “Fundamental Change” (as defined in the Certificate of Designations) occurs, then, subject to a limited exception, Preferred Stockholders will have the right to require Strategy to repurchase some or all of their shares of perpetual strike preferred stock at a cash repurchase price equal to the liquidation preference of the perpetual strike preferred stock to be repurchased, plus accumulated and unpaid Regular Dividends, if any, to, but excluding the repurchase date.

The perpetual strike preferred stock will have voting rights with respect to certain amendments to Strategy’s certificate of incorporation or the Certificate of Designations, certain business combination transactions and certain other matters. However, Preferred Stockholders, as such, will not be entitled to vote on an as-converted basis with holders of Class A Common Stock on matters on which holders of Class A Common Stock are entitled to vote.

If less than the full amount of accumulated and unpaid Regular Dividends on the outstanding perpetual strike preferred stock have been declared and paid in respect of each of (i) four or more consecutive Regular Dividend Payment Dates; and (ii) eight or more consecutive Regular Dividend Payment Dates, then, in each case, subject to certain limitations, the authorized number of Strategy’s directors will automatically increase by one (or Strategy will vacate the office of one of its directors) and the holders of the perpetual strike preferred stock, voting together as a single class with the holders of each class or series of “Voting Parity Stock” (as defined in the Certificate of Designations), if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director (a “Preferred Stock Director”) to fill such directorship at Strategy’s next annual meeting of stockholders (or, if earlier, at a special meeting of Strategy’s stockholders called for such purpose). If, thereafter, all accumulated and unpaid Regular Dividends on the outstanding perpetual strike preferred stock have been paid in full, then the right of the holders of the perpetual strike preferred stock to elect any Preferred Stock Directors will terminate. Upon the termination of such right with respect to the perpetual strike preferred stock and all other outstanding Voting Parity Stock, if any, the term of office of each person then serving as a Preferred Stock Director will immediately and automatically terminate (and, if the authorized number of Strategy’s directors was increased by one or two, as applicable, in connection with such election, then the authorized number of Strategy’s directors will automatically decrease by one or two, as applicable).

The above description of the Certificate of Designations and the terms of the perpetual strike preferred stock is a summary and is not complete. A copy of the Certificate of Designations and the form of the certificate representing the perpetual strike preferred stock are filed as exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Certificate of Designations and the perpetual strike preferred stock set forth in such exhibits.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information set forth above in this Current Report under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

3.1	Certificate of Designations relating to the 8.00% Series A Perpetual Strike Preferred Stock.

4.1	Form of certificate representing the 8.00% Series A Perpetual Strike Preferred Stock (included as Exhibit A to Exhibit 3.1).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover page interactive data file (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSTRATEGY INCORPORATED

Dated: February 5, 2025	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel